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                                                               Exhibit (m)(9)(i)

                               AMENDED SCHEDULE A

                               with respect to the

                            SHAREHOLDER SERVICES PLAN

                                       for

                                ING EQUITY TRUST

ING Financial Services Fund
ING MidCap Opportunities Fund
ING Real Estate Fund
ING Value Choice Fund